Exhibit 99.2
Metro Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)
	At or for the
	Three Months Ended

	March 31,	December 31,	%	March 31,	%
(in thousands, except per share amounts)	2010	2009	Change	2009	Change

Income Statement Data:

Net interest income	$19,433	$18,575	5%	$19,337	0%
Provision for loan losses	2,400	1,800	33	3,200	(25)
Noninterest income	5,946	7,178	(17)	5,499	8
Total revenues	25,379	25,753	(1)	24,836	2
Noninterest operating expenses	23,875	25,646	(7)	20,627	16
Net income (loss)	6	(890)	101	837	(99)

Per Common Share Data:

Net income (loss): Basic	$0.00	$(0.07)	100%	$0.13	(100	) %
Net income (loss): Diluted	0.00	(0.07)	100	0.13	(100)

Book Value	$14.99	$14.80	1	$18.17	(18)

Weighted average shares outstanding:
Basic	13,469	13,348		6,465
Diluted	13,474	13,348		6,518

Balance Sheet Data:

Total assets	$2,171,191	2,147,759	1%	2,115,301	3%
Loans (net)	1,394,398	1,429,392	(2)	1,430,105	(2)
Allowance for loan losses	15,178	14,391	5	16,231	(6)
Investment securities	552,377	506,651	9	470,610	17
Total deposits	1,847,695	1,814,733	2	1,668,617	11
Core deposits	1,820,173	1,783,319	2	1,658,100	10
Stockholders' equity	203,219	200,022	2	118,997	71

Capital:

Stockholders' equity to total assets	9.36%	9.31%		5.63%
Leverage ratio	11.08	11.31		7.59
Risk based capital ratios:
Tier 1	13.94	13.88		9.51
Total Capital	14.82	14.71		10.47

Performance Ratios:

Cost of funds	0.94%	1.06%		1.20%
Deposit cost of funds	0.81	0.94		1.09
Net interest margin	3.87	3.74		3.83
Return on average assets	0.00	(0.17)		0.16
Return on average total stockholders' equity	0.01	(1.76)		2.91

Asset Quality:

Net charge-offs (annualized) to average loans outstanding	0.46%	1.02%		1.03%
Nonperforming assets to total period-end assets	2.46	2.12		1.44
Allowance for loan losses to total period-end loans	1.08	1.00		1.12
Allowance for loan losses to nonperforming loans	33	38		55
Nonperforming assets to capital and reserves	24	21		22

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

Quarter ending,

	March 2010			December 2009			March 2009
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$570,947	$5,399	3.78%	$498,732	$4,827	3.87%	$525,370	$5,477	4.17%
Tax-exempt	1,354	21	6.10	1,624	25	6.07	1,623	26	6.41
Total securities	572,301	5,420	3.79	500,356	4,852	3.88	526,993	5,503	4.18
Federal funds sold	5,036	1	0.10	5,457	2	0.13	0	0	0.00
Loans receivable:
Mortgage and construction	724,517	10,264	5.67	730,256	10,305	5.54	753,190	10,740	5.70
Commercial loans and lines of credit	375,091	4,464	4.76	379,724	4,494	4.64	369,236	4,663	5.05
Consumer	215,123	2,809	5.29	219,349	2,980	5.38	270,078	3,409	5.12
Tax-exempt	115,046	1,762	6.13	118,006	1,845	6.15	96,328	1,536	6.38
Total loans receivable	1,429,777	19,299	5.41	1,447,335	19,624	5.33	1,488,832	20,348	5.48
Total earning assets	$2,007,114	$24,720	4.94%	$1,953,148	$24,478	4.94%	$2,015,825	$25,851	5.14%

Sources of Funds
Interest-bearing deposits:
Regular savings	$323,243	$387	0.49%	$308,961	$435	0.56%	$345,498	$552	0.65%
Interest checking and money market	922,098	1,796	0.79	888,560	2,003	0.89	722,248	1,663	0.93
Time deposits	228,318	1,430	2.54	250,009	1,744	2.77	249,374	2,047	3.33
Public funds time	29,088	54	0.75	30,310	67	0.88	10,307	70	2.75
Total interest-bearing deposits	1,502,747	3,667	0.99	1,477,840	4,249	1.14	1,327,427	4,332	1.32
Short-term borrowings	51,238	66	0.51	40,192	62	0.60	308,065	426	0.55
Other borrowed money	25,000	268	4.29	25,000	275	4.29	50,000	548	4.38
Junior subordinated debt	29,400	661	9.00	29,400	661	9.00	29,400	661	8.99
Total interest-bearing liabilities	1,608,385	4,662	1.17	1,572,432	5,247	1.32	1,714,892	5,967	1.41
Noninterest-bearing funds (net)	398,729			380,716			300,933
Total sources to fund earning assets	$2,007,114	$4,662	0.94%	$1,953,148	$5,247	1.06%	$2,015,825	$5,967	1.20%
Net interest income and margin
on a tax-equivalent basis		$20,058	4.00%		$19,231	3.88%		$19,884	3.94%
Tax-exempt adjustment		625			656			547
Net interest income and margin		$19,433	3.87%		$18,575	3.74%		$19,337	3.83%

Other Balances:
Cash and due from banks	$42,812			$46,702			$38,763
Other assets	97,360			99,482			75,055
Total assets	2,147,286			2,099,332			2,129,643
Demand deposits (noninterest-bearing)	325,359			306,146			285,580
Other liabilities	11,548			19,600			12,702
Stockholders' equity	201,994			201,154			116,469

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	3/31/2010	3/31/2009	Year-ended
(dollar amounts in thousands)	Three Months Ended		12/31/2009

Balance at beginning of period	$14,391	$16,719	$16,719
Provisions charged to operating expense	2,400	3,200	12,425
	16,791	19,919	29,144

Recoveries on loans charged-off:
Commercial	31	3	92
Consumer	1	1	6
Real estate	13	0	210
Total recoveries	45	4	308

Loans charged-off:
Commercial	(1,344)	(1,860)	(7,405)
Consumer	(61)	(7)	(21)
Real estate	(253)	(1,825)	(7,635)

Total charged-off	(1,658)	(3,692)	(15,061)

Net charge-offs	(1,613)	(3,688)	(14,753)

Balance at end of period	$15,178	$16,231	$14,391

Net charge-offs (annualized) as a percentage of
average loans outstanding	0.46%	1.03%	1.02%

Allowance for loan losses as a percentage of
period-end loans	1.08%	1.12%	1.00%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(unaudited)

The following table presents information regarding nonperforming loans and assets as of March 31, 2010 and for the preceding four quarters
(dollar amounts in thousands).

	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Nonaccrual loans:
Commercial	$13,142	$14,403	$8,833	$8,240	$8,479
Consumer	1,064	654	984	882	724
Real Estate:
Construction	17,424	3,969	4,580	6,045	7,870
Real Estate	14,419	18,719	10,694	16,628	12,348
Total nonaccrual loans	46,049	37,745	25,091	31,795	29,421
Loans past due 90 days or more
and still accruing	249	0	5	0	0
Total nonperforming loans	46,298	37,745	25,096	31,795	29,421

Foreclosed real estate	7,154	7,821	6,875	1,650	989

Total nonperforming assets	$53,452	$45,566	$31,971	$33,445	$30,410

Nonperforming loans to total loans	3.28%	2.61%	1.71%	2.19%	2.03%

Nonperforming assets to total assets	2.46%	2.12%	1.53%	1.61%	1.44%

Nonperforming loan coverage	33%	38%	58%	61%	55%

Allowance for loan losses as a percentage
of total period-end loans	1.08%	1.00%	0.99%	1.33%	1.12%

Nonperforming assets / capital plus allowance for loan losses	24%	21%	15%	24%	22%